[PRICEWATERHOUSECOOPERS LETERHEAD]
April 5, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Zapata Corporation (copy attached), which we understand will be filed with the United Stated Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Zapata Corporation dated April 4, 2007. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP